UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2023

Morgan Stanley Direct Lending Fund
(Exact name of registrant as specified in its charter)

Delaware	814-01332	84-2009506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1585 Broadway New York, NY		10036
(Address of principal executive offices)		(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.
On January 31, 2023, Morgan Stanley Direct Lending Fund (the “Company”), a Delaware corporation, entered into an amendment (the “Third Amendment”) to that certain Senior Secured Revolving Credit Agreement, dated as of July 16, 2021 (as amended, the "Truist Credit Facility”), by and among the Company, the lenders and issuing banks from time to time parties thereto, Truist Bank, as administrative agent, Truist Securities, Inc., as joint lead arranger and sole book runner, and ING Capital LLC, MUFG Bank, Ltd., and Sumitomo Mitsui Banking Corporation, as additional joint lead arrangers.
The Third Amendment amended certain terms of the Truist Credit Facility, including, but not limited to (a) increase the maximum borrowing capacity of the Truist Credit Facility to $1,120,000,000, (b) revise the interest rate for borrowings under the Truist Credit Facility such that borrowings bear interest at a per annum rate equal to (x) for loans for which the Company elects the alternate base rate option, the “alternate base rate” (which is the highest of (A) the prime rate as publicly announced by Truist Bank, (B) the sum of (i) the weighted average of the rates on overnight federal funds transactions, as published by the Federal Reserve Bank of New York plus (ii) 0.5%, and (C) one month Term SOFR (as defined in the Truist Credit Facility) plus 1% per annum) plus 0.875%, and (y) for loans for which the Company elects the term benchmark option, Term SOFR, for borrowings denominated in U.S. dollars, or the applicable term benchmark rate for borrowings denominated in certain foreign currencies, in each case for the related interest period for such borrowing plus 1.875% per annum or such other applicable margin as is applicable to such foreign currency borrowings, and (c) extend the maturity date of the Facility to January 31, 2028 with respect to the loans and commitments held by the lenders who consented to the maturity extension.
The description above is only a summary of the Third Amendment and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
Exhibits
10.1 Third Amendment to Senior Secured Revolving Credit Agreement, dated as of January 31, 2023

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2023	MORGAN STANLEY DIRECT LENDING FUND

	By:	/s/ Venugopal Rathi
Venugopal Rathi
Chief Financial Officer